EXHIBIT 15.2

Letter of Grant Thornton, dated July 9, 2010 with respect to item 16F

July 9, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	China Metro-Rural Holdings Limited

Dear Sir or Madam:

We have read Item 16F of Form 20-F of China Metro-Rural Holdings Limited for the year ended March 31, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton

Hong Kong